Exhibit 10.1

FORBEARANCE AGREEMENT
This FORBEARANCE AGREEMENT, dated as of August 29, 2025 (this “Agreement”), is by and among COMPASS GROUP DIVERSIFIED HOLDINGS LLC, a Delaware limited liability company (the “Issuer”), the undersigned beneficial holders of, or nominees, investment managers, investment advisors, or subadvisors to funds and/or accounts that hold, or trustees of trusts that hold (together with any party that executes a Forbearance Joinder Agreement (the form of which is attached hereto as Exhibit A) after the date hereof, the “Supporting Holders”) of the Issuer’s 5.250% Senior Notes due 2029 (the “2029 Notes”) and 5.000% Senior Notes due 2032 (the “2032 Notes” and together with the 2029 Notes, the “Notes”), and U.S. Bank Trust Company, National Association, for the limited purposes specified in Sections 1.02 and 6.09 below and solely in its capacity as successor trustee under each of the Indentures (as defined below) (in such capacities, the “Trustee,” and collectively with the Issuer and Supporting Holders, the “Parties”).
WHEREAS, the Issuer is party to that certain Indenture, dated as of March 23, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “2029 Notes Indenture”) among the Issuer and the Trustee, under which the 2029 Notes were issued and that certain Indenture, dated as of November 17, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “2032 Notes Indenture” and together with the 2029 Notes Indenture, the “Indentures”) among the Issuer and the Trustee, under which the 2032 Notes were issued;
WHEREAS, the Supporting Holders, which collectively hold a majority in outstanding aggregate principal amount of each of the 2029 Notes and the 2032 Notes, desire to forbear during the Forbearance Period (as defined below) from exercising any and all rights and remedies under the Indentures and the Notes (the “Rights and Remedies”) in respect of (i) any actual or potential Default and/or Event of Default under Section 6.01(c) of the Indentures resulting from any breach by the Issuer of its covenants under Section 4.03 of the Indentures (the “Existing Specified Defaults”), and (ii) any other Default and/or Event of Default as mutually agreed in writing (e-mail being sufficient) among the Supporting Holders and the Issuer (or in each case, counsel thereto) and delivered to the Trustee after the date hereof (each of clauses (i) and (ii), a “Specified Default” and collectively, the “Specified Defaults”); and
WHEREAS, the Supporting Holders desire to direct the Trustee under Section 6.05 of each of the Indentures to forbear from the exercise of Rights and Remedies for the Specified Defaults to the extent provided herein and to acknowledge that direction for the benefit of the Issuer in this Agreement;
WHEREAS, upon the terms and conditions contained herein, during the Forbearance Period, (i) the Supporting Holders are prepared to forbear from exercising any Rights and Remedies in respect of the Indentures and the Notes, solely with respect to the Specified Defaults, and (ii) in the event that any holder or group of holders of the Notes (collectively, the “Holders”) declares the 2029 Notes and/or the 2032 Notes to be due and payable immediately solely as a result of any Specified Default (an “Acceleration”), the Supporting Holders will (a)

deliver written notice and direction to the Trustee to not seek any remedy under the Indenture in connection with such Acceleration in accordance with Sections 6.05 and, to the extent applicable, 6.06 of the Indentures and (b) take all other action in the Supporting Holders’ power to cause such Acceleration to be rescinded and cancelled, to the extent permitted under Section 6.02 of the Indentures.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
SECTION I. FORBEARANCE
Section 1.01 Forbearance. During the Forbearance Period, each Supporting Holder, severally and not jointly, hereby agrees to forbear from exercising any of their Rights and Remedies, including with respect to an Acceleration or directing the Trustee or otherwise taking any action to cause any other Holders to exercise any Rights and Remedies, under the Indentures or applicable law solely with respect to any Specified Default. Moreover, in the event that any Holder or group of Holders takes any action which results in an Acceleration or delivers any notice of Default or an Event of Default during the Forbearance Period solely with respect to a Specified Default, the Supporting Holders shall (a) deliver a written notice and direction to the Trustee to not seek any remedy under the Indenture in connection with such Acceleration and (b) take all other action in their power to cause such Acceleration to be rescinded and cancelled, in each case, in accordance with Sections 6.02, 6.05 and 6.06 of the Indentures and otherwise pursuant to the terms and provisions of the Indentures and in accordance with applicable law. During the Forbearance Period, each Supporting Holder (severally and not jointly) agrees that it (individually or collectively) will not deliver any notice or instruction to the Trustee directing the Trustee to exercise, during the Forbearance Period, any of the Rights and Remedies under the Indentures or applicable law solely with respect to the Specified Defaults and each Supporting Holder (severally and not jointly) agrees that it will take all necessary action pursuant to the Indentures and in accordance with applicable law to revoke, rescind or otherwise nullify the exercise of any of the Rights and Remedies of any Holder during the Forbearance Period solely with respect to the Specified Defaults, provided that, for the avoidance of doubt, the Supporting Holders (individually or collectively) may deliver any such notice or instruction on or after the Termination Date.
Section 1.02 Supporting Holder Direction to Trustee and Trustee Acknowledgment. Each of the Supporting Holders hereby direct the Trustee under the 2029 Notes Indenture and the 2032 Notes Indenture in accordance with Section 6.05 thereof respectively, to forbear from the exercise of Rights and Remedies with respect to the Specified Defaults in accordance with this Agreement for the duration of the Forbearance Period, including without limitation to forbear from the sending of a cure notice pursuant to Section 6.01(c) of the Indentures with respect to the Specified Defaults. The Trustee hereby acknowledges for the benefit of the Issuer by executing this Forbearance Agreement that it is bound by the foregoing directions with respect to each of the Indentures and shall not take any action inconsistent with the direction set forth in this Section 1.02. For the avoidance of doubt, the only Specified Default that the Trustee has been advised of is the Existing Specified Default for which as of the date hereof no cure notice has been sent pursuant to Section 6.01(c), and this Forbearance Agreement is not intended by the parties to constitute a cure notice for purposes of initiating the 60 day cure period set forth in such Section 6.01(c). Unless and until it is advised of any other Default or Event of Default in accordance with the terms of the Indenture, the Trustee shall have no obligation with respect thereto. For the avoidance of doubt, the rights, duties, privileges and immunities of the Trustee are set forth in the Indentures, and nothing in this Forbearance Agreement shall modify such terms of the Indentures in any respect. The Supporting Holders acknowledge the Issuer has requested (or will request) that the Trustee execute and deliver the Supplemental Indentures (defined below) and/or the other supplemental indentures contemplated hereby, as applicable, pursuant to Section 9.01 of the respective Indentures, and each of the Supporting Holders hereby consents to the Trustee’s execution and delivery of such supplemental indentures, the form of which shall be substantially in the form attached hereto as Exhibit B or otherwise separately agreed to by the Issuer and the Supporting Noteholders and as set forth herein.
Section 1.03 Limitation on Transfers of Notes. During the Forbearance Period, each of the Supporting Holders hereby agrees not to sell, assign, pledge, lend, hypothecate, transfer or otherwise dispose of (each, a “Transfer”) any ownership (including beneficial ownership) of Notes (or any rights in respect thereof, including but not limited to the right to vote) held by such Supporting Holder as of the date hereof except to a person who (i) is already a Supporting Holder party to this Agreement or (ii) prior to such Transfer, agrees in writing to be bound by all of the terms of this Agreement (including with respect to any and all claims it already may hold against the Issuer prior to such Transfer) by executing a Forbearance Joinder Agreement substantially in the form of Exhibit A hereto, and delivering an executed copy thereof, within two (2) Business Days of closing of such Transfer, to counsel to the Issuer and counsel to the Supporting Holders, provided that any such Transfer to a dealer or market maker of Notes, in its capacity as such, shall be permitted. Any Transfer made in violation of this Section 1.02 shall be void ab initio, and the Issuers shall have the right to enforce the voiding of any such Transfer.
Section 1.04 Forbearance Period. The forbearance shall commence on the Forbearance Effective Date (as defined below) and continue until the earlier of (a) 11:59 p.m. ET on October 24, 2025 and (b) the date on which any Event of Termination (as defined below) shall have occurred (the earlier of (a) and (b), the “Termination Date” and the period commencing on the Forbearance Effective Date and ending on the Termination Date, the “Forbearance Period”). From and after the Termination Date the forbearance shall immediately and automatically terminate and have no further force or effect, and the Trustee and each of the Supporting Holders shall be released from any and all obligations and agreements under this Agreement and shall be entitled to exercise any of the Rights and Remedies as if this Agreement had never existed, and all of the Rights and Remedies under the Indentures and the Notes and in law and in equity shall be available without restriction or modification, as if this forbearance had not occurred. Promptly following (but in any event within three (3) Business Days of) the occurrence of the Specified Termination Event, the Issuer shall (and shall take all actions necessary to) execute and deliver to the Trustee for execution a supplemental indenture pursuant to the terms and provisions of the Indenture providing that the sixty day notice period set forth in Section 6.01(c) of the Indenture, solely with respect to the Existing Specified Default, shall be shortened to the difference between (A) sixty days minus (B) the number of days elapsed from (and including) the Forbearance Effective Date to (and including) the date of such Specified Termination Event.

Section 1.05 Effect of Forbearance. Neither the Trustee nor any Supporting Holder has waived (regardless of any delay in exercising such Rights and Remedies) or shall be required hereunder to waive any Default or Event of Default that may be continuing on the date hereof or any Default or Event of Default that may occur after the date hereof (whether the same or similar to any Specified Default or otherwise), and neither the Trustee nor any Supporting Holder has agreed to forbear with respect to any of its rights or remedies concerning any Default or Event of Default that may have occurred or be continuing as of the date hereof, or that may occur after the date hereof, in each case other than, during the Forbearance Period, each Specified Default to the extent expressly set forth herein. Except as expressly set forth herein, (x) the Trustee and each Supporting Holder reserves all of its rights, powers, and remedies under the Indentures, the Notes and applicable law and (y) the execution, delivery and effectiveness of this Agreement shall not directly or indirectly constitute a course of dealing or other basis for altering the Indentures, the Notes, or any other contract, agreement or instrument. Except as expressly set forth in this Agreement, the Trustee’s and Supporting Holders’ agreement to forbear from exercising certain of their Rights and Remedies solely with respect to the Specified Defaults during the Forbearance Period does not in any manner whatsoever limit the Trustee’s or any Supporting Holder’s right to insist upon strict compliance with the Indentures and the Notes.
Section 1.06 Supporting Holders’ and Trustee Fees and Expenses. During the Forbearance Period, the Issuer agrees to pay and reimburse, promptly, in cash in immediately available funds all reasonable and documented fees and expenses of the Supporting Holders and the Trustee, including the reasonable and documented fees and expenses of Kirkland & Ellis LLP, as counsel to the Supporting Holders (“Kirkland”) and such other professional advisors as are retained by the Supporting Holders and agreed to in writing by the Issuer (or counsel thereto) (collectively, the “Supporting Holders’ Fees and Expenses”) and Maslon LLP, as counsel to the Trustee (such Trustee fees and expenses, the “Trustee Fees and Expenses”).
Section 1.07 Acknowledgements. Each Supporting Holder hereby acknowledges and agrees (for and on behalf of itself and not on behalf of the Trustee) that:
(a) during the Forbearance Period, the Specified Defaults shall be deemed not to have occurred or be occurring such that the Trustee or Supporting Holders could, absent their forbearance pursuant to this Agreement, provide a notice of default pursuant to Section 6.01(c) of the Indentures or a notice of acceleration pursuant to Section 6.02 of the Indentures;
(b) [reserved];
(c) for the avoidance of doubt, if at any time any event described in Section 6.01(f) or 6.01(g) of the Indentures (if such sections were applicable to Subsidiaries of the Company) occurs in respect of Lugano Holdings, Inc. or any of its direct or indirect subsidiaries, each Supporting Holder acknowledges and agrees that it would not deem such event to constitute an Event of Default and the Supporting Holders shall not provide a notice of acceleration, pursuant to Section 6.02 of the Indentures, Section 12 of the Notes, or otherwise, with respect thereto or take any actions inconsistent with the foregoing, and shall cause any remedy in connection with a notice of acceleration with respect thereto by any other Holders of either the 2029 Notes or the 2023 Notes not to be pursued by the Trustee in accordance with the Indentures; and
(d) upon the occurrence of the events specified in Section 2.01(d) hereof, the Existing Specified Defaults shall be immediately cured, and the Supporting Holders shall each provide the Issuer with written notice (which may be by e-mail) confirming the Event of Termination and such cure within one (1) Business Day after the Financial Deliveries.
Section 1.08 Fees.
(a) As consideration for entry into this Agreement and the transactions related hereto, the Issuer hereby agrees to pay to each Holder of each of the 2029 Notes and the 2032 Notes its pro rata share of (x) an upfront fee, payable in kind by increasing the principal amount of the applicable series of Notes (in accordance with the procedures of the Depositary Trust Company) by an amount equal to, in the event the Supporting Holders as of the 11:59 p.m. ET on September 3, 2025 hold (I) a majority of the aggregate principal amount outstanding of Notes of each series but exactly or less than seventy-five (75) percent of the aggregate principal amount outstanding of Notes of each series, 1.25% or (II) more than seventy-five (75) percent of the aggregate principal amount outstanding of Notes of each series, 1.75%, in each case, of the aggregate principal amount such Notes outstanding as of the date hereof and (y) additional interest, payable in kind by increasing the principal amount of the applicable series of Notes (in accordance with the procedures of the Depositary Trust Company) by an amount equal to the equivalent of a 5.00% per annum increase in the interest rate applicable to the applicable series of Notes until the earlier of October 24, 2025 and the date of the Financials Deliveries; provided that, notwithstanding the foregoing, it is understood and agreed that the effective date of the forbearance for purposes of determining the fees payable pursuant to clause (y) shall be (and such fees shall be deemed earned and payable and begin accruing as of) August 1, 2025.
(b) Notwithstanding the foregoing, if, notwithstanding the commercially reasonable efforts of the Issuer and the Supporting Holders to finalize and agree to the Supplemental Indentures, the Issuer and the Trustee do not execute and deliver the Supplemental Indentures within 10 Business Days of the date hereof, the fees payable pursuant to clause (a) shall not be owing or payable and instead the Issuer shall (and shall take all actions necessary to) pay to each Holder of each series of Notes, ratably for its holdings as of the date immediately following the expiration of such 10 Business Day period (or such other record date as required by the Depositary Trust Company or the Trustee) (by means of a supplemental indenture or such other mechanism, in each case providing for the economics set forth in this paragraph and otherwise in form and substance (as applicable) reasonably acceptable to the Supporting Holders), a cash fee equal (the “Cash Fee Payment”) to (x) 1.25% of the aggregate principal amount such Notes outstanding as of the date hereof, and (y) an amount equal to the equivalent of a 4.00% per annum increase in the interest rate applicable to the applicable series of Notes from August 1, 2025 until the earlier of October 24, 2025 and the date of the Financials Deliveries. If the

Issuer makes the Cash Fee Payment, the fees set forth in Section 1.08(a) shall be deemed paid in full, no Additional Notes shall be issued and the interest rate shall remain as set forth in the applicable Indentures.
(c) Notwithstanding the foregoing or anything herein to the contrary, the Trustee has not, pursuant to this Forbearance Agreement, been requested to execute the supplemental indentures referenced in clauses (a) and (b) above (or any other supplemental indenture) and shall not be obligated hereby to do so, each of which in the future are subject to all applicable terms and provisions set forth in the Indentures with respect to the execution of supplemental indentures thereto.
SECTION II. EVENTS OF TERMINATION
Section 2.01 Events of Termination. The Forbearance Period shall automatically terminate if any of the following events shall occur (each, an “Event of Termination”):
(a)there occurs or exists any Event of Default or any Default under the Indentures or the Notes (other than any Specified Defaults) that is not cured or waived within any applicable grace or cure period under the Indentures;
(b)the failure of the Issuer to timely comply with any term, condition, or covenant set forth in this Agreement;
(c)the termination of the Forbearance Period under and as defined in the Second Forbearance Agreement and Third Amendment to Credit Agreement, dated as of July 25, 2025, among, inter alia, the Issuer and Bank of America, N.A. (the “Credit Facilities Forbearance”) modifying the Third Amended and Restated Credit Agreement dated as of July 12, 2022 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), such forbearance period having not been extended or replaced by another substantially similar forbearance or similar agreement among the parties thereto within three (3) Business Days of such termination;
(d)delivery to the Trustee of an Officer’s Certificate (as defined in the Indentures) certifying that the Issuer has delivered, and delivery to the Trustee and the SEC of, its restated audited annual financials for fiscal years 2022, 2023 and 2024 and unaudited financials for the first and second fiscal quarters of fiscal year 2025 in accordance with the Indentures (it being understood and agreed that the filing with the Trustee of “jumbo” reports containing the information required by Section 4.03 of each of the Indentures in respect of the foregoing shall be deemed satisfactory and in compliance with such Section 4.03) (the “Financials Deliveries”); or
(e)(i) the Issuer shall fail to cause the execution and delivery of supplemental indentures in respect of each series of Notes substantially in the forms attached hereto as Exhibit B (or another supplemental indenture reasonably acceptable to the Supporting Holders and the Issuer and providing for the same fees payable to the Holders) (the “Supplemental Indentures”) providing for the payment of fees set forth in Section 1.08(a), and (ii) the Issuer shall fail to make the Cash Fee Payment within 15 Business Days of the date hereof (the “Specified Termination Event”).

SECTION III. REPRESENTATIONS AND WARRANTIES AND AGREEMENTS
Section 3.01 Representations and Warranties of the Issuer. In consideration of the foregoing agreements, the Issuer hereby represents and warrants to the Trustee and each Supporting Holder as follows:
(a)Each of this Agreement, the Indentures, and the Notes constitutes a valid and legally binding agreement, enforceable against the Issuer in accordance with its terms.
(b)Each of this Agreement, the Indentures, and the Notes has been duly and validly authorized by the Issuer and has been duly executed and delivered by the Issuer.
(c)Neither the Trustee nor the Supporting Holders have made any assurances concerning (i) other than as expressly set forth herein or in the Supplemental Indentures, the manner in which or whether any Specified Default may be resolved or (ii) any additional forbearance, waiver, restructuring or other accommodations.
(d)As of the date of this Agreement, there are no (i) Defaults or Events of Default that have occurred and are continuing under the Indentures or the Notes other than (if applicable) the Specified Defaults or (ii) defaults or events of default that have occurred and are continuing under the Credit Agreement (other than the Lugano Event of Default (as defined in the Credit Facilities Forbearance)).
Section 3.02 Representations and Warranties of the Supporting Holders. In consideration of the foregoing agreements, each Supporting Holder severally but not jointly hereby represents and warrants to the Issuer as follows:
(a)This Agreement constitutes a valid and legally binding agreement, enforceable against such party in accordance with its terms.
(b)As of the date hereof (i) it is (A) the legal and beneficial owner, (B) an investment manager for a beneficial owner with full authority to act on behalf of such beneficial owner (which authority includes the power to deliver the consents and directions being given hereunder), (C) an advisor of an investment fund that is the beneficial owner with full authority to act on behalf of such beneficial owner (which authority includes the power to deliver the consents and directions being given hereunder), or (D) an authorized representative of the beneficial owner(s) (which authority includes the power to deliver the consents and directions being given hereunder), of the Notes in the principal amounts set forth next to its signature below; and (ii) directly or indirectly through its respective DTC participant(s) it holds the right and power to require the nominal record holder of its Notes, Cede & Co., to deliver conforming directions and consents to the Trustee, and (iii) to the extent it is not the legal and beneficial owner, it has the authority to enter into this Agreement on behalf of such beneficial owner and that this Agreement is a valid and legally binding agreement, enforceable against that beneficial owner and such party. The undersigned agrees to provide such further assurances or additional evidence of the foregoing as may be reasonably requested or required by the Trustee.

Section 3.03 The Parties acknowledge that nothing in this Agreement, including the presentation of drafts from one party to another, constitutes the making of an offer to sell or the solicitation of an offer to buy securities or loans of any kind or the solicitation of a consent or waiver of any rights under the Indentures.
SECTION IV. CONDITIONS TO EFFECTIVENESS
This Agreement shall become effective at the time (the “Forbearance Effective Date”) that all of the following conditions precedent have been met (or waived in writing by each of the Supporting Holders):
Section 4.01 Execution of this Agreement. The Parties shall have received counterparts of this Agreement duly executed by (i) the Issuer and (ii) the beneficial holders, or investment managers or advisors for such beneficial holders, of at least a majority of the aggregate principal amount of each series of Notes.
Section 4.02 Representations and Warranties. The representations and warranties contained herein shall be true and correct in all respects, and no Default or Event of Default (other than the Specified Default (if applicable)) shall exist on the date hereof or on the Forbearance Effective Date.
Section 4.03 Officer’s Certificate and Opinion of Counsel. Pursuant to Sections 7.01(b)(2), 7.02(b), 12.04 and 12.05 of the Indentures, the Trustee shall have received an Officer’s Certificate and Opinions of Counsel confirming that the Trustee is authorized and permitted under the Indentures to execute and deliver this Forbearance Agreement and otherwise in form and substance acceptable to the Trustee.
Section 4.04 Supporting Holders’ and Trustees Fees and Expenses. The Issuer shall have paid all Supporting Holders’ Fees and Expenses and Trustee Fees and Expenses incurred in connection with this Agreement and the Supplemental Indentures and the transactions relating to the foregoing and for which an invoice has been received by the Issuer on or before the date that is one (1) Business Day prior to the Forbearance Effective Date.
SECTION V. OTHER AGREEMENTS
Section 5.01 Release. The Issuer (for itself and its Subsidiaries and Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge the Trustee and each of the Supporting Holders, together with each of their respective Affiliates, and each of the directors, officers, members, shareholders, employees, agents, attorneys, advisors, and consultants of each of the foregoing (collectively, the “Released Parties”), from any and all debts, claims, allegations, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the date hereof arising out of, connected with or related to this Agreement, the Indentures, the Notes, or any act, event or transaction related or attendant thereto, or the agreements of any Supporting Holder contained therein, or the possession, use, operation or control of any of the assets of the Issuer. The Issuer represents and warrants that it has no knowledge of any claim by any Releasor against any Released Party or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a claim by any Releasor against any Released Party which would not be released hereby. The Issuer also acknowledges the Trustee is indemnified by it for entry into and performance of this Forbearance Agreement in all respects in accordance with Section 7.07 of the Indentures.
Section 5.02 Tolling. During the Forbearance Period, the Issuer hereby agrees to toll and suspend the running of the applicable statutes of limitations, laches, or other doctrines relating to the passage of time with respect to any and all Specified Defaults.
Section 5.03 Notices. The Issuer hereby agrees to notify the Trustee and Supporting Holders reasonably promptly in writing (which may be done by email to Kirkland and to counsel to the Trustee) of (a) any failure by the Issuer to comply with its obligations set forth in this Agreement and (b) the occurrence of any Event of Termination. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by e-mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered by hand, or when sent by e-mail or facsimile transmission, or on the first Business Day after delivery to any overnight delivery service, freight prepaid, or three (3) Business Days after being sent by certified or registered mail, return receipt requested, postage prepaid, and addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:
If to any Supporting Holder, then to:

The address of such Supporting Holder as set forth on the signature page of this Agreement with a copy to:

Kirkland & Ellis LLP
601 Lexington Ave, New York, NY 10022
Attn: Patrick Nash; Austin Witt
E-mail address: patrick.nash@kirkland.com; austin.witt@kirkland.com

If to the Issuer, then as provided in Section 12.02 of the Indentures

If to the Trustee, then as provided in Section 12.02 of the Indentures with a copy to:

U.S. Bank Trust Company, National Association
Attn: Jocelyn Jerin
E-mail address: jocelyn.jerin@usbank.com

Maslon LLP
225 South Sixth Street, Suite 2900
Minneapolis, MN 55402
Attn: Clark Whitmore; Brian Klein
E-mail address: clark.whitmore@maslon.com; brian.klein@maslon.com

Section 5.04 Ratification of Existing Agreements
(a)The Supporting Holders and the Issuer hereby acknowledge and agree that, (a) the relationships between and among the Parties are governed by the Indentures, the Notes, this Agreement and other agreements that may be executed by the Parties from time to time, (b) no fiduciary duty or special relationship is or will be created by any discussions regarding any possible amendment, waiver or forbearance, (c) the rights and obligations of the Supporting Holders under this Agreement are several and not joint and no Supporting Holder shall be liable or responsible for obligations of any other Supporting Holder, (d) none of the Parties have made any promise, commitment or representation of any kind or character with respect to any forbearance or other matter as of the date of this Agreement other than as set forth in this Agreement, (e) this Agreement has no effect or bearing on any rights or remedies the Trustee or Supporting Holders may have available under the Indentures and the Notes other than as explicitly provided for herein, (f) none of the Parties have any obligation to engage in discussions with any other person after the date hereof regarding any further forbearance, and (g) other than as explicitly provided for in this Agreement, none of the Parties have any obligation, by virtue of this Agreement, to amend, waive, supplement or otherwise modify the terms of the Indentures or the Notes (other than pursuant to the Supplemental Indentures if they become effective), offer any discounted payoff of the Notes, refinance or exchange the Notes, vote or refrain from voting or otherwise acting with respect to its Notes, extend the forbearance period, grant any other forbearance, agree to any amendment, supplement, waiver or other modification, enter into any definitive documentation in connection with any transaction, or extend any other accommodation, financial or otherwise, to the Issuer or any of its Affiliates.
(b)The Issuer hereby acknowledges and agrees that the Indentures and the Notes are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects. The Issuer hereby ratifies and reaffirms (i) the validity, legality, and enforceability of the Indentures and the Notes and (ii) that its obligations under the Indentures and the Notes shall remain in full force and effect until all the obligations in respect thereof have been paid in full in accordance therewith.
Section 5.05 Public Report. The Issuer hereby agrees to file a report on a Form 8-K disclosing the existence of this Agreement and the material terms hereof (in accordance with the applicable rules and regulations of the Securities and Exchange Commission) on the first Business Day following the Forbearance Effective Date.

SECTION VI. MISCELLANEOUS
Section 6.01 Counterparts. This Agreement may be executed and delivered in any number of counterparts with the same effect as if the signatures on each counterpart were upon the same instrument. Any counterpart delivered by facsimile or by other electronic method of transmission shall be deemed an original signature thereto.
Section 6.02 Interpretive Matters.
(a)Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term “including” is not limiting. The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection and clause references herein are to this Agreement unless otherwise specified.
(b)The term “person” as used in this Agreement shall be broadly interpreted to include, without limitation, any individual, corporation, company, partnership or other entity.
(c)Capitalized terms used but not defined in this Agreement have the meanings given to them in the Indentures, as applicable.
Section 6.03 Governing Law. This Agreement shall be governed by and construed in accordance with the internal law of the State of New York.
Section 6.04 Successors and Assigns. This Agreement shall be binding upon the Issuer, the Trustee, the Supporting Holders, and their respective successors and assigns, and shall inure to the benefit of each such person and their permitted successors and assigns.
Section 6.05 Additional Parties. Without in any way limiting the provisions hereof, with the consent of the Supporting Holders, additional holders or beneficial owners of Notes may elect to become parties to this Agreement by executing and delivering to counsel to the Issuer, counsel to the Trustee and counsel to the Supporting Holders a Forbearance Joinder Agreement substantially in the form of Exhibit A hereto. Such additional holder or beneficial owner of Notes shall become a Supporting Holder under this Agreement in accordance with the terms of this Agreement. The obligations of the Trustee are limited to those set forth in Section 1.02 and 6.09 hereof.
Section 6.06 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
Section 6.07 Integration. This Agreement contains the entire understanding of the Parties with regard to the subject matter contained herein. This Agreement supersedes all prior or contemporaneous negotiations, promises, covenants, agreements and representations of every nature whatsoever with respect to the matters referred to in this Agreement, all of which have become merged and finally integrated into this Agreement. Each of the Parties understand that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Agreement, no party shall be entitled to offer or introduce into evidence any oral promises or oral agreements between the Parties relating to the subject matter of this Agreement not included or referred to herein and not reflected by a writing included or referred to herein.
Section 6.08 Email. Unless the context of this Agreement clearly requires otherwise, any notice or other communication required by this Agreement, regardless of whether the applicable subsection of this Agreement contemplates email delivery of such notice or communication, may be done via email.
Section 6.09 Amendment. This Agreement may only be amended or modified in writing (including email by counsel) by the Issuer, the Trustee and each Supporting Holder (and the Trustee hereby acknowledges that the holders of a majority of the outstanding principal amount of the 2029 Notes and 2032 Notes each have respective rights to direct the Trustee with respect to any such amendment or modification, subject to the terms of the Indentures).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

COMPASS GROUP DIVERSIFIED HOLDINGS LLC

By:
Name:
Title:

SUPPORTING HOLDER:

By:
Name:
Title:

Holder’s principal amount of:

Senior Notes due 2029 (CUSIP #20451R
AB8: $

DTC Participant Name & #:

Senior Notes due 2029 (CUSIP #U2037W
ADI: $

DTC Participant Name & #:

Senior Notes due 2032: (CUSIP #20451R
AC6: $

DTC Participant Name & #:

Senior Notes due 2032: (CUSIP #U2037W
AE9: $

DTC Participant Name & #:

Address for notices:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, solely in its respective capacities as Trustee and solely with respect to Sections 1.02 and 6.09 hereto:

By:
Name:
Title:

Exhibit A
FORM OF FORBEARANCE JOINDER AGREEMENT
[ ], 2025

Compass Group Diversified Holdings LLC
301 Riverside Avenue
Second Floor Westport,
CT 06880
Attention:
RE: Forbearance Agreement
Ladies and Gentlemen:
Reference is made to the Forbearance Agreement dated as of August 29, 2025 entered into among Compass Group Diversified Holdings LLC, as Issuer, U.S. Bank Trust Company, National Association, as Trustee, and the Supporting Holders party thereto (such Forbearance Agreement, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Forbearance Joinder Agreement, being the “Forbearance Agreement”). Any capitalized terms not defined in this Forbearance Joinder Agreement have the meanings given to them in the Forbearance Agreement.
SECTION I. Joining Obligations Under the Forbearance Agreement. The undersigned (the “Joining Noteholder”) hereby agrees, as of the date first above written, to join and to be bound as a Supporting Holder by all of the terms and conditions of the Forbearance Agreement, to the same extent as each of the other Supporting Holders thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Forbearance Agreement to a “Supporting Holder” shall also mean and be a reference to the undersigned, including the making of each applicable representation, warranty and covenant set forth in Section 3.02 of the Forbearance Agreement.
SECTION II. Execution and Delivery. Delivery of an executed counterpart of a signature page to this Forbearance Joinder Agreement by telecopy or in .PDF or similar format by e-mail shall be effective as delivery of an original executed counterpart of this Forbearance Joinder Agreement. For the avoidance of doubt, the Issuer does not need to separately execute this Forbearance Joinder Agreement but is nevertheless bound by the terms of the Forbearance Agreement with respect to the Joining Noteholder as if such Joining Noteholder were a party to the Forbearance Agreement.
SECTION III. Governing Law; Waiver of Jury Trial, Etc. The parties hereto hereby agree that Section 6.03 of the Forbearance Agreement shall apply to this Forbearance Joinder Agreement.
[Signature Page Follows]

Very truly yours,

[JOINING HOLDER]

By:
Name:
Title:

Holder’s principal amount of:

Senior Notes due 2029 (CUSIP #20451R AB8:
$

DTC Participant Name & #: XXXX

Senior Notes due 2029 (CUSIP #U2037W AD1:
$

DTC Participant Name & #:

Senior Notes due 2032: (CUSIP #20451R AC6:
$

DTC Participant Name & #:

Senior Notes due 2032: (CUSIP #U2037W AE9:
$

DTC Participant Name & #:

Exhibit B
Form of Supplemental Indenture

SECOND SUPPLEMENTAL INDENTURE
Between
COMPASS GROUP DIVERSIFIED HOLDINGS LLC,
and
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (as successor to U.S. Bank National Association), as Trustee

Relating to:
[5.250% Senior Notes due 2029 // 5.00% Senior Notes due 2032]

Dated as of [●], 2025

SECOND SUPPLEMENTAL INDENTURE
THIS SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [●], 2025, is entered into by and between Compass Group Diversified Holdings LLC, a Delaware limited liability company (the “Company”), and U.S. Bank Trust Company, National Association, (as successor to U.S. Bank National Association), a national banking association, as trustee (the “Trustee”), under the circumstances summarized in the following recitals (the capitalized terms not defined herein as defined in the Original Indenture described below):
A. The Company and the Trustee are parties to that certain Indenture, dated as of [March 23, 2021 // November 17, 2021], between the Company and the Trustee, as amended by the First Supplemental Indenture, dated as of January 15, 2025 (the “Original Indenture”).
B. The Company, Holders of a majority of the outstanding principal amount of the indebtedness evidenced by the Notes (“Forbearing Noteholders”) and the Trustee, at the direction of the Forbearing Noteholders, entered into that certain Forbearance Agreement as of [●], 2025 with respect to the Specified Defaults defined therein.
C. The sole Specified Default as of the date hereof consists of the failure of the Company to deliver financial information to the Trustee in accordance with Section 4.03 of the Original Indenture.
D. In consideration of the Forbearance Agreement the Company agreed to pay all Holders of the Notes additional consideration in the form of certain special payments in kind to be issued and distributed in accordance with this Supplemental Indenture.
E. The Company has requested that the Trustee execute and deliver this Supplemental Indenture for the purpose of making additional payments ratably to all Holders as set forth in this Supplemental Indenture, which shall be effected by increasing the principal amount of the outstanding Notes through payment in kind distributions authorized by the Company as provided herein.
F. The Trustee has received an Officer’s Certificate in accordance with Sections 7.01(b), 7.02(b), 9.01, 9.06, 12.04 and 12.05 of the Original Indenture certifying, among other things, that this Supplemental Indenture and the PIK Payments (as defined herein) are permitted by the Original Indenture, that all conditions precedent to the execution and delivery by the Trustee of this Supplemental Indenture have been satisfied, and that this Supplemental Indenture is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.
G. The Trustee has received an Opinion of Counsel from Squire Patton Boggs (US) LLP in accordance with Sections 7.01(b), 7.02(b), 9.06 and 12.04 of the Original Indenture that this Supplemental Indenture is authorized or permitted by the Indenture and that this Supplemental Indenture is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

H. Section 9.01 of the Original Indenture permits the Trustee to enter into indentures supplemental to the Original Indenture for various purposes, including, pursuant to Subsection (f) thereof, for any amendment which makes any change that does not adversely affect the rights of any holder of the Notes as set forth in an Officers’ Certificate.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, that to secure the performance and observance of all of the covenants, agreements, obligations and conditions contained therein and herein, and in consideration of the premises and the acceptance by the Trustee of the trusts created herein, and for other good and valuable consideration, the receipt of which is acknowledged, the Company has executed and delivered this Supplemental Indenture.
ARTICLE I
AMENDMENTS OF ORIGINAL INDENTURE
Pursuant to Section 9.01 of the Original Indenture, the Company and the Trustee hereby make the following amendments to the Original Indenture:
Section 1.01 Amendment to Section 1.01. Section 1.01 of the Original Indenture is hereby amended by inserting the following defined term in the proper alphabetical order:
“Second Supplemental Indenture” means that certain second supplemental indenture, dated as of [●], 2025, governing the Notes.
Section 1.02 Amendment to Section 1.02. Section 1.02 of the Original Indenture is hereby amended by inserting the following defined term in the proper alphabetical order:
“Black Out Window” ……………………………………………….4.19(b)
“Company Order” …………………………………………………2.01(a)
“Fixed PIK Payment” ………………………………………………4.19(a)
“Fixed PIK Date” …………………………………………………..4.19(a)
“Fixed PIK Payment Special Record Date” .……………………… 4.19(a)
“Interest PIK Payment” …………………………………………… 4.19(b)
“Interest PIK Payment Date” ………………………………………4.19(b)
“Interest PIK Payment Special Record Date” …………………….. 4.19(b)
“PIK Payments” ……………………………………………………4.19(b)
“Special Payment Dates” …………………………………………..4.19(b)
“Special Record Dates” ……………………………………………4.19(b)
“Step Up Period” …………………………………………………..4.19(b)

Section 1.03 Amendment and Restatement of Section 2.01(a). Section 2.01(a) of the Original Indenture is hereby amended and restated as follows:
“(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof. On any payment date on which the Company pays a PIK Payment, with respect to a Global Notes, the Trustee will increase the principal amount of such Global Notes by an amount equal to the PIK Payment payable, rounded down to the nearest whole dollar, to the credit of the Holders on the relevant Special Record Date.
Only two PIK Payments are authorized by the Indenture, the Fixed PIK Payment and the Interest PIK Payment, which shall be made in kind as set forth herein as an increase in the principal amount of the Global Notes held by Cede & Co., as nominee for DTC. All other payments due and payable under the terms of the Notes shall be payable in U.S. dollars at the times and in the manner set forth in this Indenture and the Notes without reduction or limitation by reason of the PIK Payments which are intended by the Company to be fungible in all respects with the Notes. The Company shall be responsible for making calculations of PIK Payments called for under the Notes and Section 4.19 of this Indenture. At least five (5) Business Days prior to the applicable Special Record Date, the Trustee shall receive a written order of the Company signed by one Officer (a “Company Order”) to increase the balance of any Global Notes to reflect such PIK Payment, rounded down to the nearest $1.00, on the applicable Special Payment Date. The PIK Payments will be considered paid on the applicable Special Payment Date.”
Section 1.04 Addition of Section 4.19. The Original Indenture is hereby amended to include the following Section 4.19:
“Section 4.19. PIK Payments. Without limitation of the obligation of the Company to pay all other amounts due and payable on the Notes without regard to this Section 4.19 and without setoff or reduction by reason of the PIK Payments herein provided:
“(a) Fixed PIK Payment. The Company shall make a special one-time payment equal to $[●] per $1,000 of the principal amount of Notes outstanding (the “Fixed PIK Payment”) to Persons who are Holders on [●], 2025 (the “Fixed PIK Payment Special Record Date”), which shall be payable by increasing the principal amount of the outstanding Global Notes by the dollar amount of the Fixed PIK Payment in accordance with Section 4.19(c). The Fixed PIK Payment shall be payable by the Company on [●], 2025 (the “Fixed PIK Payment Date”) by delivery of a Company Order to the Trustee. On the date of the Second Supplemental Indenture, the Company will deliver to the Trustee, and deliver or cause to be delivered (by the Trustee, upon the written request of the Company and at the expense of the Company) to the Holders, a notice that states the Fixed PIK Payment Special Record Date, the related Fixed PIK Payment Date and the amount of the Fixed PIK Payment required to be made by the Company as provided herein.

(b) Interest PIK Payment. Notwithstanding anything in this Indenture or in the Notes to the contrary, on the Interest PIK Payment Date the Notes will be due (i) an additional amount of interest equal to $[●][1] per $1,000 of Notes outstanding on such Interest PIK Payment Date and (ii) additional interest (for the avoidance of doubt, in addition to the existing stated interest rate) at a rate of 5.00% per annum for each day during the period beginning on, and including, the date of the Second Supplemental Indenture and ending on the earlier of (x) October 24, 2025 and (y) the date of delivery to the Trustee of restated audited annual financials for fiscal years 2022, 2023 and 2024 and unaudited financials for the first fiscal quarter of fiscal year 2025 in accordance with Section 4.03 (the “Step Up Period”) ((i) and (ii) collectively, the “Interest PIK Payment” and, together with the Fixed PIK Payment, the “PIK Payments”). The Trustee shall be entitled to conclusively rely on an Officer’s Certificate to determine the end of the Step Up Period. The Interest PIK Payment shall be payable by increasing the principal amount of the outstanding Global Notes by the dollar amount of the Interest PIK Payment in accordance with Section 4.19(c).
Within [1] Business Day following the termination of the Step Up Period, (x) the Company shall set a special record date (the “Interest PIK Special Record Date” and, together with the Fixed PIK Payment Special Record Date, the “Special Record Dates”) for the payment of the Interest PIK Payment, and (y) the Company will deliver to the Trustee, and deliver or cause to be delivered (by the Trustee, upon the written request of the Company and at the expense of the Company) to the Holders, a notice that states the Interest PIK Special Record Date (which shall be [5] Business Days following the date of the notice), the related payment date (which shall be [1] Business Day following the date of the Interest PIK Special Record Date) (the “Interest PIK Payment Date” and, together with the Fixed PIK Payment Date, the “Special Payment Dates”) and the amount of the Interest PIK Payment to be paid. Notwithstanding the foregoing, the Company may not set the Interest PIK Payment Date on any date from October 1, 2025 to October 15, 2025 (inclusive) (the “Blackout Window”), and to the extent the Interest PIK Payment Date would have otherwise been payable during the Blackout Window pursuant to the terms of this Section 4.19(b), the Company shall be permitted to set the Interest PIK Payment Date as October 16, 2025.
(c) PIK Payments.
(1) PIK Payments will be payable on the applicable Special Payment Date. The calculation of PIK Payments will be made by the Company (or on behalf of the Company by such Person as the Company shall designate and set forth in the Company Order delivered to the Trustee) and such calculation and the correctness thereof shall not be a duty or obligation of the Trustee. PIK Payments on the Notes will be paid in accordance with (including the denominations specified in) Sections 2.01(a) and 4.19(a) or (b), as applicable. The increased principal amount of the outstanding Notes reflecting the PIK Payments shall be fungible with the Notes issued prior to the relevant Special Payment Date and will bear interest from the most recent interest payment date on the Notes prior to the applicable Special Payment Date.
(2) PIK Payments on the Notes will be payable by increasing the principal amount of the outstanding Global Notes by an amount equal to the amount of PIK Payment (rounded down to the nearest whole dollar) as directed by the Company, pursuant to a Company
[1] To be the amount of interest accrued from August 1 to the date of the Supplemental Indenture.

Order. The principal of all Notes resulting from a PIK Payment will mature on the maturity date of the Notes and will be governed by, and subject to the terms, provisions and conditions of this Indenture and shall have the same rights and benefits as the Notes issued on the Issue Date.”

ARTICLE II
MISCELLANEOUS
Section 2.01 Severability. In case any section or provision of this Supplemental Indenture, or any covenant, agreement, stipulation, obligation, act or action, or part thereof, made, assumed, entered into or taken under this Supplemental Indenture, or any application thereof, is held to be illegal or invalid for any reason, or is inoperable at any time, that illegality, invalidity or inoperability shall not affect the remainder thereof or any other section or provision of this Supplemental Indenture or any other covenant, agreement stipulation, obligation, act or action, or part thereof, made, assumed, entered into or taken under this Supplemental Indenture, all of which shall be construed and enforced at the time as if the illegal, invalid or inoperable portion were not contained therein.
Any illegality, invalidity or inoperability shall not affect any legal, valid or operable section, provision, covenant, agreement, stipulation, obligation, act, action, part or application, all of which shall be deemed to be effective, operative, made, assumed, entered into or taken in the manner and to the full extent permitted by law from time to time.
Section 2.02 Binding Effect. This Supplemental Indenture shall inure to the benefit of and shall be binding upon the Company and the Trustee and their respective successors and assigns, subject, however, to the limitations contained herein.
Section 2.03 Original Indenture. The Original Indenture, including all supplements and amendments thereto, and as modified and supplemented by this Supplemental Indenture, remains in full force and effect.
Section 2.04 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.
Section 2.05 Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York.
Section 2.06 Trustee Makes No Representation/ Reliance. In entering into this Supplemental Indenture, the Trustee (a) has relied upon the certifications, statements and opinions set forth in the Officer’s Certificate and the Opinion of Counsel delivered to the Trustee in connection herewith, and (b) shall be entitled to the benefit of every provision of the Indenture relating to the conduct of, affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture nor assumes responsibility for the correctness of (i) the recitals, statements, or representations contained herein, which shall be taken as statements and representations of the Company, or (ii) the statements, representations or opinions, as applicable, contained in the Officer’s Certificate and the Opinion of Counsel delivered in connection herewith.

IN WITNESS WHEREOF, the Company and the Trustee have executed this Supplemental Indenture all as of the date first above written.

Compass Group Diversified Holdings LLC

By:
Name:	Stephen Keller
Title:	Chief Financial Officer

U.S. Bank Trust Company, National Association,

By:
Name:	Shannon Matthews
Title:	Assistant Vice President